EXHIBIT 10.1
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                FORM OF EXTENSION OF CHANGE IN CONTROL AGREEMENT
                             WITH EXECUTIVE OFFICERS

1. Term of Agreement. The Change in Control Agreement (the Agreement) between Salisbury Bank and Trust Company (the "Bank") and Executive is, by mutual agreement between the Bank and Executive, hereby extended for a twelve
      (12) month period so as to remain in effect until September 30, 2007, provided that in the case of a "change in control" (as defined in Section 2 of the Agreement) occurring prior to September 30, 2007, the Agreements shall remain in effect for twelve (12) months after the date on which any such change in control is consummated.

Agreed to this 29th day of September, 2006 by and between Executive and Salisbury Bank and Trust Company.


      Executive                                 Salisbury Bank and Trust Company

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